UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

ON

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 24, 2015, DreamWorks Animation SKG, Inc. (the “Company”) issued an earnings release announcing its results for the year ended December 31, 2014 and filed a Current Report on Form 8-K (the “Report”) in connection therewith. The press release included, among other things, a presentation of the Company’s Adjusted EBITDA, a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission (“Regulation G”), and Adjusted EBITDA (excluding the effects of the Company’s 2015 restructuring plan). As required by Regulation G, the press release included a table labeled “Adjusted EBITDA Reconciliations” in which the Company provided a reconciliation of the non-GAAP financial information presented to the most directly comparable GAAP financial information. In the portion labeled “Reconciliation of Net (Loss) Income to Adjusted EBITDA,” the Company inadvertently included a line item titled “Other impairments” which should not have been included. Further, in the portion labeled “Reconciliation of Adjusted EBITDA to Cash (Used in) Provided by Operating Activities,” the Company inadvertently omitted a line item titled “Other impairments” which should have been included. This Amendment No. 1 to the Current Report on Form 8-K/A amends Items 2.02 and 9.01 of the Report to include a corrected earnings release which incorporates the foregoing revisions to Adjusted EBITDA and Adjusted EBITDA Reconciliations.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Attached and incorporated herein by reference as Exhibit 99.1 is a corrected earnings release. The corrected earnings release includes the revised Adjusted EBITDA and Adjusted EBITDA Reconciliations for the periods indicated therein.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

Exhibit No.	Description

99.1	Corrected earnings release issued by DreamWorks Animation SKG, Inc. on February 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: March 2, 2015	By:	/s/ Robert A. Kelly
Robert A. Kelly
Assistant Secretary